                                                                     EXHIBIT 6.1

                               SECURITY AGREEMENT
                               ------------------

         THIS SECURITY AGREEMENT (hereinafter referred to as the "Agreement") is made as of the 14th day of August, 1996, by GARRETT U. COHN ("Debtor"), and DIGITAL DESCRIPTOR SYSTEMS, INC., a Delaware corporation ("Secured Party").

                                    RECITALS:

         A. The Secured Party has agreed to make a loan ("Loan") to Debtor of up to ONE HUNDRED TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($125,000.00).

         B. The Loan is evidenced by a Secured Promissory Note ("Note") of even date herewith made by the Debtor, to Secured Party in the maximum amount of the Loan.

         C. Pursuant to agreement. Debtor has agreed to grant to Secured Party a security interest in that certain promissory note described as the "Collateral" in Exhibit A attached hereto.

         D. The Collateral will be held by the Secured Party.

         NOW, THEREFORE, with reference to the above recitals, and in reliance thereon, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       Creation of Security Interest.

         Debtor hereby grants to Secured Party a security interest in, and does hereby collaterally assign, pledge, convey and set over unto the Secured Party, the Collateral and all of Debtor's present and hereafter acquired right, title and interest in and to the Collateral, for the purpose of securing payment of all indebtedness, obligations and liabilities of Debtor to Secured Party arising under or in connection with the Note, and performance of all agreements, covenants, terms and conditions contained in the foregoing document.

         2.       Warranties. Representations and Covenants of Debtor.

         Debtor hereby warrants, represents and covenants to the Secured Party as follows:

                  (a) Debtor is and will be the sole owner of the Collateral, free from any lien, security interest, encumbrance or adverse claim of any kind. Debtor will not permit any financing statement to be filed with respect to the Collateral or any portion thereof except in favor of Secured Party. Debtor will notify Secured Party of, and will defend the Collateral against, all claims and demands of all persons at any time claiming the same or any interest therein.

                  (b) Subject to the terms of subparagraph 2.(d) hereof, the Collateral will be kept in the possession of the Secured Party, and the Collateral will not he removed from the Premises without the prior written consent of Secured Party.

                  (c) At the request of Secured Party, Debtor has or will join Secured Party in executing one or more financing statements identifying the Collateral and evidencing the security interest of Secured Party in the Collateral pursuant to the requirements of Uniform Commercial Code and in form satisfactory to Secured Party. Debtor will pay the cost of filing the same in all public offices wherever filing is deemed by Secured Party to be necessary or desirable.

                  (d) Except as otherwise expressly permitted in writing, without the prior written consent of Secured Party. Debtor will not sell, exchange, dispose of, offer to sell or otherwise transfer or otherwise deal with the Collateral or any portion or interest therein, unless simultaneously therewith new items of Collateral, which items may be similar to those proposed to be disposed of and which shall be of equal or greater value, are substituted therefore. If the Collateral or any part thereof is sold, transferred, exchanged, paid or otherwise disposed of, the security interest of Secured Party shall extend to the proceeds of such sale, transfer, exchange, payment or other disposition.

                  (e) Debtor will keep the Collateral free from any lien, security interest or encumbrance. Debtor will not use the Collateral in violation of any statute or governmental rule, regulation or ordinance.

                  (f) At the Secured Party's request, Debtor will execute any document, will procure any document and will do all other acts which from the character or use of the Collateral may be reasonably necessary to protect the Collateral against the rights, claims or interests of third persons, and will otherwise preserve the Collateral as security hereunder.

         3.       Preservation of Collateral by Secured Party.

         Should Debtor fail or refuse to make any payment, perform or observe any other covenant, condition or obligation, or take any other action required by the terms of this Agreement or the Note at the time or in the manner provided, then Secured Party may, at Secured Party's sole discretion, without notice to or demand upon Debtor, and without releasing Debtor from any obligation, covenant or condition hereof, make, perform, observe, take or do the same in such manner and to such extent as Secured Party may deem necessary to protect its security interest in or the value of the Collateral. Furthermore, Secured Party may commence, defend, appeal or otherwise participate in any action or proceeding purporting to affect its security interest in or the value of the Collateral. Debtor hereby agrees to reimburse Secured Party on demand for any payment made, or any expense incurred by Secured Party pursuant to the foregoing authorization (including court costs and reasonable attorneys' fees and disbursements), and agrees further to pay interest thereon from the date of said payment or expenditure at the rate specified in the Note as the Default Rate.

         4.       Default.

         The occurrence of any of the following shall constitute a default ("Default") hereunder:

                  (a) If a Default shall occur under the Note and be continuing or if Debtor fails to observe or perform any term, covenant or condition of the Note, and such default is not cured within the time period expressly established therefore, if any; or

                  (b) If any writ or any distress warrant shall he issued against or levied on the Collateral, or any part thereof; or if the Debtor shall sell or assign or attempt to sell or assign the Collateral, or any interest therein in violation of subparagraph 2.(d) hereof, which events shall not be corrected or cured by Debtor within ten (10) days after notice thereof by Secured Party; or

                  (c) If Debtor defaults under this Agreement, which default is not corrected or cured by Debtor within ten (10) days after notice thereof by Secured Party; or

                  (d) If the Collateral or any part thereof is removed or transferred, or attempted to be removed or transferred, from the Premises, or sold or disposed of, in violation of the terms of subparagraphs 2.(b) and 2.(d), and substitute Collateral is not provided within ten (10) days thereafter; or

                  (e) If any representation or warranty made by Debtor herein, or in any other instrument, agreement or written statement in any way related hereto, to the Collateral or any portion thereof, or to the Loan, shall prove to have been false or incorrect in any material respect on or after the date when made.


         5.       Remedies upon Default.

         Upon the occurrence of Default, Secured Party may, in addition to exercising those remedies specified in the Notes, at any time, at its election, without further notice, and to the extent permitted by law pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that none of such remedies shall be to the exclusion of any others:

                  (a) Foreclose this Agreement and the security interest granted hereby, as provided herein, or in any manner permitted by law, either personally, through agents or by means of a court appointed receiver, and exclude therefrom Debtor and all others claiming through or under Debtor, and exercise any and all of the rights and remedies conferred upon Secured Party by the Note or by applicable law, either concurrently or in such order as Secured Party may determine. Secured Party may sell or otherwise dispose of, or cause to be sold or otherwise disposed of the Collateral, as a whole or in such parcels as Secured Party may determine without affecting in any way the rights or remedies to which Secured Party may be entitled under the Note or applicable law;

                  (b) Publicly or privately sell or otherwise dispose of the Collateral, without necessarily having the Collateral at the place of sale or disposition, and upon terms and in such manner as Secured Party may determine. Secured Party may he a purchaser of the Collateral at any public sale. Secured Party will give Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made, and such notice, if given to the Debtor pursuant to the provisions of Paragraph 6 hereof at least twenty (20) days prior to the date of any public sale or disposition or the date after which any private sale or disposition may occur, shall constitute reasonable notice of such sale or other disposition; and

                  (c) Exercise any remedies of a Secured Party under the Uniform Commercial Code or any other applicable law.

         Debtor hereby agrees to indemnity, defend, protect and hold harmless Secured Party and its employees, officers and agents from and against an and all damages, liabilities, claims and obligations which may he incurred, asserted or imposed upon them or any of them as a result of or in connection with any use, operation, or consumption of any of the Collateral or as a result of Secured Party's seeking to obtain performance of any of the obligations due with respect to the Collateral, except from such damages, liabilities, claims or obligations as result from gross negligence or intentional misconduct of Secured Party, its employees, officers or agents.

         The proceeds of any sale under this Paragraph 5 shall he applied first to the payment of any sums owing to Secured Party pursuant to the provisions of the Note, this Agreement in such manner as Secured Party may elect, with any funds remaining after payment of the foregoing to be paid to Debtor.

         Secured Party shall have the right to enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to stop or prevent Secured Party from pursuing any further remedy which it may have, and any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release Debtor until full payment of any deficiency has been made in cash.

         6.       Notices.

         Any notice, demand or other communication which any party hereto may desire or may be required to give to any other party shall be in writing, and shall be deemed given if and when personally delivered, or on the second business day after being deposited in United States registered or certified mail, postage prepaid, addressed to a party at its address set forth below, or to such other address as such party may have designated to all other parties by written notice in accordance herewith:

         If to Secured Party:

                      Michael Pellegrino, Chief Financial Officer
                      Digital Descriptor Systems, Inc.
                      2010-F Cabot Blvd. West
                      Langhorne, PA 19047


         If to Debtor:



                      Garrett U. Cohn
                      177 Ash Way
                      Doylestown, PA 18901


Except as otherwise specifically required herein, notice of the exercise of any right, option or power granted to Secured Party by this Assignment is not required to be given.

         7.       Waiver.

         By exercising or failing to exercise any of its rights, options or elections hereunder. Secured Party shall not be deemed to have waived any breach or default on the part of Debtor or to have released Debtor from any of its obligations hereunder, unless such waiver or release is in writing and signed by Secured Party. In addition, the waiver by Secured Party of any breach hereof or default in payment of any amounts due under the Note or this Agreement shall not be deemed to constitute a waiver of any succeeding breach or default.

         8.       Binding Agreement.

         This Agreement and all provisions hereof shall be binding upon Debtor, its successors, assigns, executors, administrators and legal representatives and all other persons or entities claiming under or through Debtor, and the word "Debtor," when used herein, shall include all such persons or entities and any others liable for the payment of the indebtedness secured hereby or any part thereof, whether or not they have executed the Note or this Agreement. The word "Secured Party," when used herein, shall include Secured Party's successors, assigns, and legal representatives, including all other holders, from time to time, of the Note.

         9.       Governing Law; Interpretation.

         This Security Agreement shall be governed by the laws of the State the Note and this Security Agreement were executed and delivered, the proceeds of the Loan were disbursed by Secured Party and the principal and interest due under the Note are to be paid. Wherever possible each provision of this Security Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. Time is of the essence in this Security Agreement.

         10.      Miscellaneous.

         Neither this Security Agreement nor any provision hereof may amended, modified, waived, discharged or terminated nor may any of the Collateral be released, except by an instrument in writing duly signed by or on behalf of Secured Party hereunder. The Section headings are used herein for convenience of reference only and shall not define or limit the provisions of this Security Agreement. As used in this Security Agreement, the singular shall include the plural, and the plural shall include the singular, and masculine, feminine, and neuter pronouns shall be fully interchangeable, where the context so requires.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


DEBTOR:                                 SECURED PARTY:
                                        DIGITAL DESCRIPTOR SYSTEMS, INC.


/s/ Garrett U. Cohn                     By: /s/ Michael Pellegrino
--------------------------                 ----------------------------------
GARRETT U. COHN                            Micheal Pellegrino,
                                           Chief Financial Officer

                                   EXHIBIT A

DEBTOR:          GARRETT U. COHN

SECURED PARTY:   DIGITAL DESCRIPTOR SYSTEMS, INC.


                           DESCRIPTION OF COLLATERAL
                           -------------------------

Promissory Note dated July 1, 1995 from Norman Cohn to The Garrett Cohn Trust in the amount of One Hundred Two Thousand Five Hundred Dollars ($102,500) to be paid monthly as to interest at the rate of twelve percent (12%) per annum with the entire balance due and payable on December 31, 1998.

                            SECURED PROMISSORY NOTE
                            -----------------------

$125,000.00                                                As of August 14, 1999
                                                         Langhorne, Pennsylvania

     FOR VALUE RECEIVED, GARRETT U. COHN ("Borrower"), hereby promises to pay to the order of DIGITAL DESCRIPTOR SYSTEMS, INC. (the "Lender"), at the Lender's principal place of business in Langhorne, Pennsylvania the principal sum of One Hundred Forty-Eight Thousand and No/100 Dollars ($125,000.00), in lawful money of the United States of America, together with all accrued and unpaid interest, on August 13, 1999.

     This Secured Promissory Note (the "Note") shall bear interest on the outstanding principal balance from the date of this Note on the unpaid principal balance outstanding from time to time at the annual rate of one percent (1%) in excess of the rate of interest announced or published from time to time by The Wall Street Journal as the prime or equivalent rate of interest (such announced or published rate of interest referred to as the "Prime Rate").

     Interest shall accrue from even date herewith until this Note is paid, at which time all such accrued interest shall be due and payable together with the principal due hereunder.

     Interest hereunder shall be computed on the basis of actual days elapsed based upon a three hundred sixty (360) day year. The interest rate shall be adjusted in an amount equal to any increase or decrease in the Prime Rate on the date of such adjustment. It is expressly agreed that the use of the term "Prime Rate" is not intended nor does it imply that said rate of interest is a preferred rate of interest or one which is offered to the most creditworthy customers of any bank or financial institution.

     This Note (this "Note") is in replacement of and substitution for that certain Demand Note dated August 14, 1996 in the principal amount of $148,000.00, between Borrower and the Lender.

     1. Prepayment. This Note may be prepaid in whole or part, at any time and from time to time without premium or penalty.

     2. Acceleration of Default; Waivers. If any payment due under this Note or any other monies owing hereunder is not paid when due, then all indebtedness evidenced by this Note, will be due and payable in full at the election of the Lender. The acceptance by Lender of any payment, partial or otherwise, made after the time when it becomes due will not establish a custom or constitute a waiver by Lender of any right to enforce prompt payment thereof or a waiver of any other default or the same default on another occasion. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY WAIVES DEMAND, PRESENTMENT FOR PAYMENT, PROTEST AND NOTICE OF NON-PAYMENT AND PROTEST.

     3. Fees, Expenses and Other Charges. If at any time or times. Lender attempts to or enforces any of Lender's rights and remedies against Borrower, the reasonable costs and expenses incurred by Lender in such enforcement shall be an additional liability, payable by

Borrower to Lender on demand. Without limiting the generality of the foregoing, such expenses, costs, charges and fees include: (i) attorneys' fees, costs and expenses; (ii) accountants' fees, costs and expenses; (iii) court costs and expenses; (iv) court reporter fees, costs and expenses; (v) long distance telephone charges; and (vi) telegram, telecopy, facsimile, messenger and overnight courier charges.

     4. Amendments and Modifications. This Note may not be amended or modified, nor shall any revision hereof be effective, except by an instrument in writing expressing such intention executed by Lender and Borrower.

     5. Secured Note. This Note and the principal and interest due hereunder are secured by a security agreement entered into as of even date herewith.

     6. Choice of Law. This Note shall be governed and controlled as to validity, enforcement, interpretation, construction and effect by the statutes, laws and decisions of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the day and year first above written.

                                     /s/ Garrett U. Cohn
                                     -------------------------
                                     GARRETT U. COHN

                                      -2-